Exhibit 10.1

SUMMIT FINANCIAL GROUP, INC. 2009 OFFICER STOCK OPTION PLAN
FORM OF NON-QUALIFIED STOCK OPTION GRANT AGREEMENT

(Installment Vesting)

1.
Grant of Option. Subject to the terms and conditions of this Non-Qualified Stock Option Grant Agreement (“Agreement”) and the 2009 Officer Stock Option Plan (“Plan”), dated ____________, 2009, which has been adopted by SUMMIT FINANCIAL GROUP, INC., a West Virginia corporation (“Corporation”) and which is incorporated herein by reference, an Option to purchase a total of _____ shares of $2.50 par value common stock of the Corporation’s Common Stock at a price of ___________________ Dollars and ___ Cents ($______) per share is hereby granted to _____________________ (“Participant”) as of the date of this Agreement as affixed below with its execution (“Date of Grant”).

2.
Inclusion of Parent, Subsidiary and Successor Corporations.  For purposes of this Agreement, employment by a parent and or subsidiary of the Corporation shall be considered employment by the Corporation.  As used in this Section, the term “Corporation” shall include the parent and all present and future subsidiaries of the Corporation as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (“Code”).  This Agreement shall be binding upon any successor or successors of the Corporation and reference herein to the Corporation, unless clearly inapplicable, shall be deemed to include any such successor or successors of the Corporation.

3.	Non-Qualified Stock Option. This Option is not of the type described in Section 422(b) or 423(b) of the Code (“Non-Qualified Stock Option”).

4.
Installment Exercise.  Subject to any limitations in the Plan and Agreement, the Non-Qualified Stock Option shall become vested and exercisable in five (5) installments for the following percentage of the total number of Common Stock shares under the Option, on or after the following Date of Vesting indicated, in cumulative fashion:

Number of Shares	Date of Vesting	Date of Termination	% Total Number of Common Stock Shares Under Option
a.
b.
c.
d.
e.
f.
g.
h.
i.
j.

Participant agrees to exercise the Option in increments of not less than fifty (50) shares.

5.	Termination of Option.

(a)
The Option and all rights granted under this Agreement with respect to the Option, to the extent not previously exercised, shall terminate and become null and void on and after the _______anniversary of the Date of Vesting (“Termination Date”).

(b)
Continuous Employment Required.  Except as otherwise provided in this Section, a Participant may exercise Vested Options while he or she is an employee if he or she has maintained since the date of the grant of the Option continuous status as an employee.  An employment relationship will be treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed ninety (90) days, or, if longer, the Participant’s right to re-employment is guaranteed either by statute or by contract.  Employment shall be defined in accordance with the provisions of Section 1.421-1(h) of the Income Tax Regulations or any successor regulations, and if this Option shall be assumed or a new Option substituted therefore in a transaction to which Code Section 424(a) applies, employment by such successor corporation shall be considered for all purposes of this Option to be Employment by the Corporation.

(c)
Termination.  In the event of termination of the employment of a Participant prior to the Termination Date by either the Participant or the Corporation to whom an Option has been granted under the Plan, other than a termination of employment by reason of retirement (as defined in subsection (d) of this Section 5), permanent disability (as defined in subsection (e) of this Section 5), or death, the Participant may exercise such Vested Options until the earlier of (i) the expiration of the stated term of the Option, or (ii) a period of one (1) year from the date of such termination.

(d)
Retirement.  If a Participant’s continuous employment with the Corporation terminates by reason of his or her retirement, pursuant to the definition in the Plan, from the Corporation at a retirement date authorized by the Committee prior to the Termination Date, the retired Participant shall become one hundred percent (100%) Vested in any installment of the Option not yet one hundred percent (100%) Vested that Participant has been granted under the Plan as of his or her date of retirement in accordance with this subsection (d).  A Participant may exercise such Vested Options until the earlier of (i) the expiration of the stated term of the Option, or (ii) for a period of one (1) year from his or her retirement date.

(e)
Permanent Disability.  If a Participant’s continuous employment terminates prior to the Termination Date by reason of a permanent disability, as defined in Code Section 22(e)(3) of the Code, as amended from time to time, and as determined by the Committee in its discretion based upon such documentation and information as the Committee may require the Participant to submit for purposes of establishing permanent disability pursuant to this subsection (e) of Section 5, then such Option of the Participant may be exercised with respect to the number of shares covered by the Participant’s Option that were Vested immediately prior to the date of such permanent disability as determined by the Committee.  Such Option of the permanently disabled Participant may be exercised during the period the Option would have been exercisable if the permanently disabled Participant had not been permanently disabled and had remained in employment.

(f)
Death.  If a Participant’s continuous employment with the Corporation terminates by reason of his or her death prior to the Termination Date, then to the extent that the Participant would have been entitled to exercise the Option immediately prior to his or her death, such Option of the deceased Participant may be exercised during the period the Option would have been exercisable if the deceased Participant had not died and had remained in employment, by the person or persons (including his or her estate) to whom his or her rights under such Option shall have passed by will or by laws of descent and distribution.

6.
Exercise of Option.  Subject to Section 5 of this Agreement, Participant may exercise the Option with respect to all or any part of the number of shares then exercisable under this Agreement by giving the Committee written notice of intent to exercise, of the number of shares to be purchased, the exercise date, and making full payment of the Option price, all in accordance with Sections 8 and 9 of the Plan.

7.
Adjustment of and Changes in Stock of the Corporation.  Pursuant to Section 11 of the Plan, in the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Corporation, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares of stock subject to the Option or in the Option price.  However, in no event shall this Section 7 be construed to permit a modification (including a replacement) of an Option if such modification either:  (i) would result in accelerated recognition of income or imposition of additional tax under Code Section 409A; or (ii) would cause the Option subject to the modification (or cause a replacement Option) to be subject to Code Section 409A; and provided, further, that such adjustment shall be made in accordance with Code Section 424(h).

8.
Change of Control.  Pursuant to Sections 11(b) and 12 of the Plan, in the event of a Change of Control, the Participant shall become one hundred percent (100%) Vested as of the date of such Change of Control in all Options granted hereunder and all such Options shall become exercisable regardless of the number of years that have passed since the Date of Grant and regardless of any vesting provisions in this Agreement to the contrary.  All provided that the Participant must be an employee on the date the Change of Control is deemed to have occurred in order to have the vesting of outstanding Options accelerated.  Notwithstanding any provision in this Section to the contrary, no extension to the Term of an Option shall be extended beyond the original Term of said Option.

9.
No Rights of Stockholders.  Neither Participant nor any personal representative of Participant shall be, or shall have any of the rights and privileges of, a stockholder of the Corporation with respect to any shares of stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

10.
Employment Not Affected.  Nothing contained in the Plan or this Option shall be construed or deemed by any person under any circumstances to bind the Corporation to continue the employment of the Participant for the period within which this Option may be exercised.

11.
Nontransferability of Option.  Except as provided in Section 5 of this Agreement, no rights granted under this Agreement or any Option hereunder may be transferred in any manner as this Option is personal and may be exercised only by Participant while he or she is an employee of the Corporation.  In the event of (i) any attempt by Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option, except as provided in this Agreement, or (ii) the levy of any attachment, execution, or similar process upon the rights or interests conferred by this Agreement, the Corporation may terminate the Option by notice to Participant and upon such notice the Option shall become null and void.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

12.
Amendment of Option. The Option may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment shall deem necessary or advisable, or to conform to any change in any law or regulation applicable thereto; or (ii) other than in the circumstances described in clause (i), with the consent of Participant.  All provided that (i) no such amendment or modification shall be effective if it would cause this Agreement to violate Code Sections 409A and/or 422 and the regulations and guidance thereunder and consequently cause this Agreement to be subject to 409A.

13.
Notice. Any notice to the Corporation provided for in this instrument shall be addressed to it in care of its President at its principal office in West Virginia, and any notice to the Participant shall be addressed to the Participant at the current address shown on the payroll records of the Corporation.  Any notice shall be deemed to be duly given if and when properly addressed and posed by registered or certified mail, postage prepaid.

14.
Incorporation of Plan by Reference.  The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan.  The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties to this Agreement and any other person claiming an interest under the Agreement, with respect to any issue arising under it or the Plan.  Unless otherwise expressly stated herein, in the event of any inconsistency between the terms and conditions of the Plan and this Agreement, the terms of the Plan shall control.  Any defined term used in this Agreement is, unless specifically defined otherwise, given the meaning as defined in the Plan.

15.
Construction.  If any provision of this Agreement is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Agreement, but shall be fully severable, and the Agreement shall be construed and enforced as if the illegal or invalid provisions had never been inserted.  For all purposes of the Agreement, where the context permits, the singular shall include the plural, and the plural shall include the singular.  All decisions of the Board or the Committee upon questions regarding the Agreement shall be conclusive and binding on all persons.  The headings of the paragraphs of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms of provisions hereof.

16.
Governing Law.  The validity, construction, interpretation, and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of West Virginia, except to the extent preempted by federal law, which shall to that extent govern.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officers to execute and attest this Non-Qualified Stock Option Grant Agreement, and to apply the corporate seal hereto, and Participant has placed his or her signature, effective as of the Date of Grant.

CORPORATION:
                                SUMMIT FINANCIAL GROUP, INC.

                                By: _____________________________________
                                Oscar Bean
                                Its:           Chairman of the Board

                                Attest: ___________________________________

                                Title: ____________________________________

Participant acknowledges receipt of a copy of the Plan, a copy of which is attached, and represents that he or she is familiar with the terms and provisions of the Plan.  Participant hereby accepts this Option subject to all the terms and provisions of the Plan.  Participant hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee, and, where applicable, the Board, upon any questions arising under the Plan.

Dated:                      __________________________

PARTICIPANT:
                                __________________________________

                                Sworn and subscribed before me this _____ day of _________________, 20___.

                                __________________________________
                                Notary Public